UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RUBICON FINANCIAL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RUBICON FINANCIAL INCORPORATED

19200 Von Karman Avenue, Suite 350

Irvine, California 92612

(949) 798-7220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2007

Dear Rubicon Financial Incorporated Stockholder:

We will hold the Annual meeting of Shareholders of Rubicon Financial Incorporated on July 30, 2007, at 10:00 a.m., local time, at the offices of Rubicon Financial Incorporated for the following purposes:

1.

To elect a new Board of Directors for Rubicon Financial Incorporated to hold office until the next annual Shareholder’s meeting, (current nominations are for Joseph Mangiapane, Jr., Terence Davis, Brad Bunch, James Udel, Craig Triance, Suzanne Herring and Todd Vande Hei);

2.	To amend Rubicon Financial Incorporated’s Certificate of Incorporation to allow for 10 million shares of preferred stock, which were not previously authorized;
3.	To ratify Rubicon Financial Incorporated’s 2007 Stock Option Plan;
4.	To ratify Rubicon Financial Incorporated’s 2007 Stock Acquisition Plan; and
5.	To affirm Weaver & Martin, LLC as auditors for the next year.

The Board of Directors has determined that the Proposals are fair to, and in the best interests of Rubicon Financial Incorporated Shareholders and unanimously recommends that you vote “FOR” the Proposals.

Only Rubicon Financial Incorporated Shareholders of record at the close of business on June 12, 2007 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement thereof. A complete list of the Shareholders entitled to vote at the Annual meeting or any adjournments or postponements of the Annual meeting will be available at and during the Annual meeting.

The information contained in this letter is only a summary of the actions to be voted on at the Annual Meeting and is not meant to be complete and exhaustive. You are encouraged to read the attached proxy statement, including its exhibits, in its entirety for further information regarding the proposals.

YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO RUBICON FINANCIAL, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ANYTIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. IF YOU RETURN A PROXY WITHOUT SPECIFYING A CHOICE ON THE PROXY, THE PROXY WILL BE VOTED “FOR” THE PROPOSALS. IT MAY BE POSSIBLE FOR YOU TO VOTE IN PERSON AT THE ANNUAL MEETING EVEN IF YOU HAVE RETURNED A PROXY. PLEASE REVIEW THE PROXY STATEMENT FOR MORE INFORMATION.

By Order of the Board of Directors

/s/ Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr.

Chief Executive Officer

19200 Von Karman Avenue

Suite 350

Irvine, CA 92612

July 3, 2007

RUBICON FINANCIAL INCORPORATED

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

July 30, 2007

This statement is furnished in connection with the solicitation by the Board of Directors of Rubicon Financial Incorporated (hereinafter “Rubicon Financial” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held on Monday, July 30, 2007 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to shareholders on or before July 6, 2007.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by Rubicon Financial’s officers and directors at Rubicon Financial’s expense. Rubicon Financial will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on June 12, 2007, the record date for the Annual Meeting, Rubicon Financial had outstanding and entitled to vote 15,601,773 shares of Common Stock. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of Rubicon Financial’s shareholders. Only shareholders of record at the close of business on June 12, 2007 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of Rubicon Financial’s stock entitled to vote shall constitute a quorum for the transaction of business. A majority of the votes properly cast upon any question by the shareholders attending the meeting, in person or by proxy, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other question and accordingly will have no effect.

Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

THE ANNUAL MEETING

Time, Place and Date

We are furnishing this proxy statement to Rubicon Financial Shareholders in connection with the solicitation of proxies by Rubicon Financial’s Board of Directors for use at the Annual meeting of Shareholders of Rubicon Financial to be held on July 30, 2007, at 10:00 a.m., local time, at the offices of Rubicon Financial Incorporated located at 19200 Von Karman Avenue, Suite 350, Irvine, CA 92612, or any adjournment or postponement thereof, pursuant to the enclosed Notice of Annual Meeting of Shareholders.

Purpose of the Meeting

At the Annual meeting, holders of Rubicon Financial common stock of record as of the close of business on June 12, 2007 will be eligible to vote upon the following proposals:

PROPOSAL 1.  Election of Directors:

Rubicon Financial Shareholders elect the members of the Board of Directors annually. Current nominations are for Joseph Mangiapane, Jr., Terence Davis, Brad Bunch, James Udel, Craig Triance, Suzanne Herring and Todd Vande Hei. The election of Rubicon Financial directors requires a majority of the votes cast in person or by proxy at the meeting. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if any nominee should become unavailable for election, the accompanying proxy will be voted for the election of Rubicon Financial current directors as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the director. Rubicon Financial has no reason to believe that any of the nominees will be unavailable.

The following information is provided regarding the nominees for election to the Board of Directors.

Joseph Mangiapane, Jr. is the Chief Executive Officer and has been the Chairman of the Rubicon Financial’s Board of Directors since September 2006. Mr. Mangiapane was a senior registered options principal, compliance registered options principal, and a registered representative with Advantage Investment Strategies, Inc., and a NASD registered broker/dealer from 2005 to 2007. From 2000 to 2004, Mr. Mangiapane owned and managed a restaurant in Orange County, California. From 1992 to 2000, Mr. Mangiapane was a stockholder, senior registered options principal, compliance registered options principal, and a registered representative with Tradeway Securities Group in Irvine, California. From 1987 to 1989, Mr. Mangiapane was an investment banker and senior institutional trader with Paine Webber’s Sexton Group, and from 1986 to 1987, he was an investment banker with the Sexton Group, then a part of Drexel Burnham Lambert. Mr. Mangiapane’s father is an officer and director of Dial-A-Cup, a wholly owned subsidiary of Rubicon Financial.

Terence A. Davis is the President and has been a Director of Rubicon Financial since February 2004 and serves on its Governance, Compensation and Nominating Committee and is Chairman of its Audit Committee. Mr. Davis is a Director and Secretary of Rubicon Financial Insurance Services, Inc., a wholly-owned subsidiary of Rubicon Financial. Mr. Davis owned and operated Golden Saw Construction from 1986 to 2004. From 1991 through 1997 Mr. Davis served as President and a Director of InvestAmerica, Inc., a Nevada company. He has degrees in Business Administration and Accounting from Oklahoma State.

Brad L. Bunch has been a Director of Rubicon Financial since February 2004 and is Chairman of its Governance, Compensation and Nominating Committee. Mr. Bunch received his Juris Doctor from the University of San Diego School of Law in 1969. From 1982 to the present, Mr. Bunch has served as the CEO and Managing Director of Automotive Systems Group, Inc. in Alhambra, California. From 1981 to the present, Mr. Bunch has served as Counsel for the Law Offices of McCollum & Bunch in Fresno, California. The law office deals with all phases of business transactions, mergers and acquisitions, environmental issues, corporate, joint ventures, with emphasis on business solutions.

James Udel has been a Director of Rubicon Financial since February 2004. Mr. Udel received his BA in Photojournalism from Tarrant County College in Ft. Worth, Texas in 1982. Mr. Udel is the owner of Udel Brothers Studios, a photography company since 1985. From 1980 to the present Mr. Udel has worked for Mark Brinbaum Productions in Dallas, Texas. Mr. Udel has shot stills on over 100 commercials, including Six Flags, Dr. Pepper, Pizza Hut, Dallas Cowboys and Ford Motor Company.

Craig Triance has been a Director of Rubicon Financial since February 2004. Mr. Triance received his Juris Doctor from the J.D. Loyola Law School of Los Angeles, California in 1992. From 1995 to the present Mr. Triance has served as the Principal Attorney for the Law Offices of Craig Triance in San Dimas, California. Mr. Triance’s legal background includes civil and probate litigation, estate planning and probate. Mr. Triance has also formed and served as general counsel for several dozen California and Nevada corporations. From 2000 through 2003, Mr. Triance wrote a monthly legal matters column for the San Dimas Community News. He co-founded and operates Cambridge Financial Consultants, LLC, a mortgage company located in El Monte, CA.

Suzanne Herring has been a Director of Rubicon Financial since March 2007 and has agreed to serve on the Audit Committee and act as the Corporations Audit Committee Financial Expert. Ms. Herring has over 19 years of financial, private and public accounting experience. Ms. Herring has worked as an auditor of public and non-public companies and has served as a chief financial officer for multiple businesses. Further, Ms. Herring has a broad individual and corporate taxation background. Since February 2005, Ms. Herring has been president of Accuity Financial Services (f/k/a Opus Pointe), a Las Vegas, Nevada based consulting firm specializing in providing contract CFO services and internal control compliance and implementation to publicly traded small business issuers. From 1995 to present, Ms. Herring has owned and operated American West Financial Services, a Las Vegas, Nevada based financial and taxation consulting firm. From 2003 through 2005, Ms. Herring was an auditor for a Las Vegas, Nevada based CPA firm, Beckstead and Watts, LLP. Prior to joining Beckstead and Watts, Ms. Herring served as the Chief Financial Officer for a Las Vegas, Nevada based commercial development and construction company. From 1993 to 1995, Ms. Herring served as a staff accountant for Piercy, Bowler, Taylor & Kern CPAs, a Las Vegas, Nevada based CPA firm. In addition, Ms. Herring is a member of the American Institute of Certified Public Accountants (AICPA). Ms. Herring majored in accounting and minored in finance at the University of Nevada Las Vegas. Further, Ms. Herring serves as the Chief Financial Officer of AFV Solutions, Inc., a 34 Act registered company.

Todd Vande Hei, is currently a manager and member of several Real Estate-related LLC’s, including Real Estate holding, new construction, and property management. From 1998 through 2005 he held the following positions at Fabrica International (Santa Ana, CA), a Carpet and Rug Manufacturer, Distributor, Importer/Exporter, and a wholly-owned subsidiary of The Dixie Group (Chattanooga, TN), including Officer and Vice President of The Dixie Group: President, Vice President of Sales, and Regional Manager. From 1995 to 1998 he was the owner-operator of a Manufacturers’ Agency in the Flooring Industry and a Regional Vice President of Shaw Industries, a division of Berkshire Hathaway. From 1992 to 1995 he held the position of Group President for College Craft Enterprises, managing the Chicago Metropolitan Area’s Operations, Sales and Marketing. From 1990 to 1992 Mr. Vande Hei worked in Sales for Fabrica International. He is a graduate of the Leadership for Extraordinary Performance Program at the University of Virginia’s Darden School of Business and was a trainer at The Dixie Group’s Leadership Legacy Program. In 1990 he graduated from St. John’s University with a B.A. in Management.

The Board of Directors has analyzed the independence of each director and has concluded that Messrs. Bunch, Udel, Triance, and Ms. Suzanne Herring are considered independent Directors in accordance with the director independence standards of the American Stock Exchange, and has determined that none of them has a material relationship with Rubicon which would impair their independence from management. Assuming Mr. Vande Hei is elected to the Board of Directors, he will also be meet the independence standards.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. Rubicon Financial expects each nominee to be able to serve if elected, but if any nominee notifies Rubicon Financial before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Audit Committee and Financial Expert

As of December 31, 2006, Rubicon Financial did not have an Audit Committee. Rubicon Financial’s board of directors performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, recommend that the audited financial statements be included in Rubicon Financial’s annual report of Form 10-KSB, reviewing the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

On February 15, 2007, Rubicon Financial’s board of directors enacted an Audit Committee Charter and established an Audit Committee, which is comprised of two directors; Terence Davis and Suzanne Herring (appointed on March 6, 2007). Ms. Herring also serves as the Audit Committee Financial Expert. The purpose of the Audit Committee is to assist the Board in oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors audit function. Additionally, the Audit Committee will prepare the report, which will be included in our 2007 annual report and/or 2008 annual proxy statement required by the rules and regulations of the SEC.

Nominating Committee

Historically, Rubicon Financial did not have a nominating committee or nominating committee charter and Rubicon Financial’s board of directors performed some of the functions associated with a nominating committee. On January 15, 2007, its board of directors elected to establish a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members are Terence Davis and Brad Bunch. A copy of the charter was filed as an Exhibit to Form 8-K filed on January 17, 2007.

Director Nomination Procedures

At present, the Governance, Compensation and Nominating Committee determines nominees for directors.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Governance, Compensation and Nominating Committee will consider the following criteria:

1.

whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of Rubicon;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to Rubicon’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The Governance, Compensation and Nominating Committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the Governance, Compensation and Nominating Committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. During 2006, Rubicon Financial received no recommendation for directors from its stockholders. However, subsequent to year end, the Governance, Compensation and Nominating Committee nominated Mr. Vande Hei to serve as a new board member.

Rubicon Financial will consider for inclusion in its nominations of new board of director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of Rubicon Financial for at least one year. Board candidates referred by such shareholders will be considered on the same basis as board candidates referred from other sources. Any shareholder who wishes to recommend for Rubicon Financial’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to Rubicon Financial’s Secretary at the following address: 19200 Von Karman, Suite 350, Irvine, California 92612.

Compensation Committee

For the year ended December 31, 2006, Rubicon Financial did not have a compensation committee but its board of directors performed some of the functions that would be characteristic of a Compensation Committee. On January 15, 2007, Rubicon Financial’s board of directors established a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members are Terence Davis and Brad Bunch and they will oversee the review of all employment agreements and recommend compensation for our executive officers.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of Rubicon Financial at 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or Directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

On March 12, 2007, Rubicon Financial adopted a corporate code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code of Ethics is attached hereto as Exhibit A.

Current Officers and Directors

The following table sets forth the names and positions of Rubicon Financial’s executive officers and directors.

Name	Age	Title
Terence Davis	59	President and Director
Joseph Mangiapane, Jr.	41	Chief Executive Officer and Chairman
Michael Sederoff	53	Chief Operating Officer and Chief Financial Officer
Thomas Jandt	37	Executive Vice President of Business Development
Brad Bunch	63	Director
James Udel	47	Director
Craig Triance	45	Director
Suzanne Herring	42	Director

Terence Davis (See Resumé on Page 2 above).

Joseph Mangiapane, Jr. (See Resumé on Page 2 above).

Michael Sederoff is Chief Operating Officer and Chief Financial Officer of Rubicon Financial since February 2007 and serves as its Secretary. Mr. Sederoff is the Chief Operating Officer and a Director and the Secretary of Rubicon Financial Insurance Services, Inc. Mr. Sederoff has over 25 years in financial and operating experience, predominantly in the real estate, mortgage brokering, insurance and high tech industries. Prior to joining Rubicon, Mr. Sederoff worked at Security Pacific Financial as their Chief Financial Officer from 2001 through January 2007. Additionally, Mr. Sederoff has held senior executive positions at TRW, Inc., Nortel, Inc. and Sony Electronics. Furthermore, he has held the positions of Executive Vice President, Chief Financial Officer, and Chief Operating Officer of three publicly traded corporations. Mr. Sederoff is a graduate of McGill University with a Bachelor of Commerce degree in Accounting/Finance and Masters Degree in Business Administration in Finance and Computer Science. Mr. Sederoff is a Certified Management Accountant.

Thomas E. Jandt is Executive Vice President of Business Development of Rubicon Financial since March 2007. Mr. Jandt has over 14 years experience in the financial services markets, serving as an officer, director and manager for corporations in the equity markets and is currently licensed as a stockbroker and investment banker.  Prior to joining Rubicon, Mr. Jandt was the founder and head of Investment Banking of The Private Client Group, established in 1995, offering securities through Tradeway Securities Group, Inc. Mr. Jandt currently operates The Private Client Group as CEO, now offering securities through Advantage Investment Strategies, Inc. The Private Client Group has successfully managed over $400 million dollars in assets over the past 10 years and has raised over $56 million dollars of investment capital through its investor network. Additionally, Mr. Jandt is the Founder and CEO of Accelerate-Financial, Inc., a business development corporation, which was organized in 2003 for the purpose of assisting businesses with marketing, management and creating an appropriate capital structure for companies seeking financing through capital markets. Mr. Jandt is also the Chairman & Founder of Champions & Heroes, a non-profit 501 c 3 charitable foundation. Mr. Jandt has also served the boards of IPO Protocol.com, Grad Products, Inc., Accelerate-Financial, Inc., PCG Investments, LLC, the Palm Springs Celebrity Golf Classic, Cultural Integration, LLC, Quick Close Loans and U.S. Member Plan. Mr. Jandt is the author of financial editorials, recently published in the Scotsman’s Guide, Best of the Canyons Magazine, Best of Santa Margarita Magazine, Best of Lake Forest Magazine, Best of Mission Viejo Magazine, American Chronicle, California Chronicle and is most famous for his April 1, 2006 article predicting the real estate market crash relating to the adjustable rate mortgage market, which has garnered him much attention and coverage. Mr. Jandt was educated at Cal Poly San Luis Obispo.

Brad Bunch (See Resumé on Page 2 above).

James Udel (See Resumé on Page 3 above).

Craig Triance (See Resumé on Page 3 above).

Suzanne Herring (See Resumé on Page 3 above).

Limitation of Liability of Directors

Pursuant to our Certificate of Incorporation, we have agreed to indemnify our directors to the fullest extent permitted by Delaware General Corporate Law. Under General Delaware Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed in or not opposed to be in the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. To the extent that any director has been successful on the merits or otherwise in defense of any action, suit, proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith. A Certificate of Incorporation does not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct or a knowing violation of law by a director. Additionally, General Delaware Corporate Law does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

None of our executive officers or directors has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. All reports required by Section 16(a) were filed in connection with the securities issuances to our officers and directors during fiscal 2006.

We did not pay compensation of any kind to our executive officers during the last three years. However, for the years ended December 31, 2006 and 2005, we recorded $200,000 for each year in compensation expense reflecting our estimate of the fair value of the services of our president and the sole officer of Dial-A-Cup. These amounts have been reflected in donated capital-related party services on the accompanying consolidated statements of operations and additional paid-in capital on the accompanying consolidated balance sheet.

Compensation Committee

For the year ended December 31, 2006, we did not have a compensation committee but our board of directors performed some of the functions that would be characteristic of a Compensation Committee. On January 15, 2007, our board of directors established a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members are Terence Davis and Brad Bunch and they will oversee the review of all employment agreements and recommend compensation for our executive officers.

Employment Agreements

As a result of limited resources and limited personnel in fiscal 2006, we did not enter into any written employment agreements with our officers. Subsequent to the year-end we entered into written employment agreements with Joseph Mangiapane, Jr., our chief executive officer; Michael Sederoff, our chief financial officer; and Thomas Jandt, our executive vice president of business development.

Executive Compensation

Joseph Mangiapane, Jr.:

On January 1, 2007, Rubicon Financial entered into an employment agreement with Joseph Mangiapane, Jr., its Chief Executive Officer. The Employment Agreement provides for a three year term commencing on January 1, 2007 and expiring on December 31, 2010, with an automatic two year renewals unless otherwise terminated as described in the agreement. Mr. Mangiapane is entitled to the following compensation pursuant to the Employment Agreement.

•	Rubicon Financial has agreed to pay Mr. Mangiapane a base salary of $9,000 per month with yearly adjustments being determined by specified criteria and our board of directors.
•

Mr. Mangiapane is entitled to incentive compensation determined after the completion of the annual independent audit and based upon our net operating profits before taxes, interest, any other executive bonuses paid, depreciation and amortization (“EBITBDA”) and a cumulative scaled percentage. The incentive compensation is limited to six times Mr. Mangiapane’s base salary.

•

As a signing bonus, Mr. Mangiapane was granted an option to purchase 500,000 shares of our common stock for $1.00 per share for a period of five (5) years, which vested and became exercisable immediately.

•	Mr. Mangiapane will be eligible to participate in Rubicon Financial’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event Rubicon Financial terminates Mr. Mangiapane’s employment agreement without “cause” (as defined in the Employment Agreement) or Mr. Mangiapane resigns with “good reason” (as defined in the Employment Agreement), Mr. Mangiapane shall be entitled to receive, through the end of the term his base salary and incentive compensation.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Mangiapane shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between Rubicon Financial and Mr. Mangiapane that is not resolved within 60 days and neither party initiates arbitration, we have the option to pay Mr. Mangiapane a lump sum of 6 months base salary as “severance payment” rather than pay Mr. Mangiapane’s salary and incentive compensation through the date of termination.

•

In the event Mr. Mangiapane becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 120 days, the Employment Agreement will terminate and Mr. Mangiapane will receive (1) through the end of the fiscal year his incentive compensation and (2) his base salary for a 6 month period reduced by the amount of any payment received from disability insurance proceeds.

•

In the event Mr. Mangiapane dies during the term of the Employment Agreement, Rubicon Financial will pay to the estate of Mr. Mangiapane his incentive compensation and his base salary for a period of 6 months.

Michael Sederoff:

On February 1, 2007, Rubicon Financial entered into an employment agreement with Michael Sederoff, to serve as its chief operating and chief financial officer. The Employment Agreement is for a one-year term commencing on February 1, 2007 and expiring on January 31, 2008, with the option to renew by mutual written agreement or unless otherwise terminated as described in the agreement. Mr. Sederoff is entitled to the following compensation pursuant to the Employment Agreement.

•	Rubicon Financial has agreed to pay Mr. Sederoff a base salary of $5,000 per month from February 1, 2007 through May 31, 2007 and then a base salary of $7,000 for the remaining months of his contract.
•

As a signing bonus, Mr. Sederoff shall be entitled to 50,000 shares of our common stock of which 25,000 shares will be immediately issued and the remaining 25,000 shares to be earned and accrued on a pro-rata basis over the initial term of the Employment Agreement.

•	Mr. Sederoff will be eligible to participate in Rubicon Financial’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event Rubicon Financial terminates Mr. Sederoff’s employment agreement without “cause” (as defined in the Employment Agreement) Mr. Sederoff will be entitled to receive his base salary for a two-month period.

•	If Mr. Sederoff resigns with “good reason” (as defined in the Employment Agreement), Mr. Sederoff shall be entitled to receive his base salary for a one-month period.
•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Sederoff shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between Rubicon Financial and Mr. Sederoff that is not resolved within 60 days and neither party initiates arbitration, we have the option to pay Mr. Sederoff a lump sum of 2 months base salary as “severance payment” rather than pay Mr. Sederoff’s salary through the date of termination.

•

In the event Mr. Sederoff becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 30 days, the Employment Agreement will terminate.

•	In the event Mr. Sederoff dies during the term of the Employment Agreement, Rubicon Financial will pay to the estate of Mr. Sederoff any earned salary through the date of his death.

Thomas Jandt:

On March 1, 2007, Rubicon Financial entered into an employment agreement with Thomas Jandt to serve as its executive vice president of business development. The Employment Agreement is for a three-year term commencing on March 1, 2007 and expiring on February 28, 2010, with the option to renew by mutual written agreement or unless otherwise terminated as described in the agreement. Mr. Jandt will receive the following compensation pursuant to the Employment Agreement.

•

Mr. Jandt agreed to waive any salary for the services performed under this agreement until such time that we have established or acquired a subsidiary in the brokerage industry and Mr. Jandt would then become a full-time employee of such subsidiary. However, our board of directors may pay Mr. Jandt a base salary at any point during the Term of the agreement.

•

As a signing bonus, Rubicon Financial agreed to pay Mr. Jandt a one-time cash bonus of $100,000 within five days of executing the agreement. If Mr. Jandt does not remain employed by us for the entire 36 month Original Term of the Employment Agreement, Mr. Jandt shall repay Rubicon Financial a monthly pro-rated portion of the cash bonus equal to $2,777.78 for each month of the remaining Original Term of the Employment Agreement. (For instance, if Mr. Jandt’s employment ceases after 12 months of service, Mr. Jandt would repay Rubicon Financial an amount equal to 24 months of the cash bonus, which equals $66,666.72.)

•	Furthermore, Rubicon Financial agreed to issue Mr. Jandt’s nominee, PCG Investments, LLC, a signing bonus of 2,300,000 shares of its restricted common stock.
•	Mr. Jandt will be eligible to participate in Rubicon Financial’s Stock Option Plan and Stock Purchase Plan during the term of his employment.

•

In the event Rubicon Financial terminates Mr. Jandt’s Employment Agreement without “cause” (as defined in the Employment Agreement) Mr. Jandt will be paid his base salary, if any, for a two-month period.

•	If Mr. Jandt resigns with “good reason” (as defined in the Employment Agreement), Mr. Jandt shall be paid his base salary, if any, for a one-month period.
•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Jandt shall receive his base salary, if any, and incentive compensation through the date of termination. However, if a dispute arises between Rubicon Financial and Mr. Jandt that is not resolved within 60 days and neither party initiates arbitration, Rubicon Financial has the option to pay Mr. Jandt a lump sum of 2 months base salary, if any, as “severance payment” rather than pay Mr. Jandt’s salary through the date of termination.

•

In the event Mr. Jandt becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 30 days, the Employment Agreement will terminate.

•	In the event Mr. Jandt dies during the term of the Employment Agreement, Rubicon Financial will pay to the estate of Mr. Jandt any earned salary through the date of his death.

Change in Control Arrangements

Rubicon Financial has entered into an employment agreement with Joseph Mangiapane, Jr., its chief executive officer. Mr. Mangiapane’s employment agreement allows for him to resign for good reason upon a change in control of Rubicon Financial. Upon his resignation for good reason, Mr. Mangiapane would continue to receive, through the end of the Term of this Agreement (up to 3 years), his incentive compensation in accordance with the terms and conditions of his agreement up to a cap of 6 times his annual salary and his salary at the rate then in effect. Further, Mr. Mangiapane’s stock options shall remain exercisable for the entire five (5) year term of the options.

For purposes of Mr. Mangiapane’s agreement, a change in control is defined as:

(i)

a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or the sale, transfer, or other disposition of more than fifty percent (50%) of the total combined voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the our assets in complete liquidation or dissolution of our Company other than in connection with a transaction described in (i) above.

Equity Awards

During the year ended December 31, 2006, Rubicon Financial did not grant any equity awards to its officers and/or directors. However, subsequent to year end, it issued the following equity compensation:

(i)	500,000 options to its chief executive officer, Joseph Mangiapane, Jr.,

(ii)	25,000 shares of common stock to its chief financial officer, Michael Sederoff, with the right to earn an additional 25,000 shares over the one-year term of Mr. Sederoff’s employment agreement,
(iii)	2,300,000 shares of common stock to a nominee of its vice president of business development, Thomas Jandt,
(iv)	7,500 shares of common stock to four of its directors (30,000 shares total),
(v)	2,500 shares of common stock to all six members of its current board of directors (15,000 shares total), and
(vi)	300,000 options to the president of Rubicon Financial Insurance Services, Inc., Rubicon Financial’s wholly owned subsidiary, Todd Torneo.
(vii)	200,000 options to the president of Rubicon Real Estate & Mortgage, Inc., Rubicon Financial’s wholly owned subsidiary, Joel Newman.

Director Compensation

As mentioned above, Rubicon Financial had limited resources during most of 2006 and did not provide compensation to its board of directors. However, due to the recent establishment of the Governance, Nominating, and Compensation Committee, Rubicon Financial enacted standardized compensation for its board of directors. Directors will receive equity compensation of 2,500 restricted shares of common stock per year of service. Further, directors who are not employees receive compensation of $500 for each meeting of the board, as well as travel expenses if required. From time to time, certain directors who are not employees may also receive grants of options to purchase shares of our common stock. In addition, we have agreed to compensate Suzanne Herring, one of the Directors, $1,000 per month for her services as an Audit Committee member and Terence Davis $4,000 per month for his services as the Audit Committee chairman and as a member of the Governance, Nominating, and Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of Rubicon Financial’s knowledge, about the beneficial ownership of its common stock on June 12, 2007, held by those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 15,601,773 shares of common stock outstanding as of June 12, 2007.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after June 12, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Terence Davis, President and Director	10,000	*
Joseph Mangiapane, Jr., CEO and Director (3)	502,500	3%
Michael Sederoff, Chief Operating Officer and Chief Financial Officer (4)	25,000	*
Thomas Jandt, Executive Vice President of Business Development (5)	1,390,000	9%
Brad Bunch, Director	10,000	*
James Udel, Director	10,000	*
Craig Triance, Director	10,000	*
Suzanne Herring, Director (6)	52,500	*
Todd Vande Hei, Director Nominee (7)	700,000	4%

Directors and Officers as a Group	2,710,000	17%

* Indicates less than one percent.

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of Rubicon Financial.

(2)	Figures are rounded to the nearest percent.
(3)

Mr. Mangiapane was elected as a director on September 6, 2006 at the annual stockholders’ meeting. Following the stockholders meeting, Mr. Mangiapane was appointed as Rubicon’s chief executive officer. Upon the execution of Mr. Mangiapane’s employment agreement on January 1, 2007, Mr. Mangiapane was granted options to purchase 500,000 shares of Rubicon’s common stock for $1.00 per share for a period of five (5) years, which vested and became exercisable immediately. Mr. Mangiapane also received 2,500 shares as director compensation.

(4)

Mr. Sederoff was appointed as Rubicon’s chief operating officer and chief financial officer on February 1, 2007. Pursuant to Mr. Sederoff’s employment agreement, dated as of February 1, 2007, Mr. Sederoff is entitled to 25,000 shares of Rubicon’s restricted common stock and 25,000 shares to be earned on a pro-rata basis during the one-year term of his agreement.

(5)

On March 1, 2007, Mr. Jandt was appointed as Rubicon’s executive vice president of business development. Pursuant to Mr. Jandt’s employment agreement, dated as of March 1, 2007, Mr. Jandt received 2,300,000 shares of Rubicon’s restricted common stock as a signing bonus and the shares were issued to Mr. Jandt’s nominee PCG Investments, LLC. Mr. Jandt subsequently gifted 100,000 shares to each of his two children (200,000 in total) but still controls the voting power of the shares. Additionally, PCG Investments, LLC transferred 900,000 shares of the stock in exchange for other securities in a private company and transferred 10,000 shares as payment of interest on a business loan. Mr. Jandt has no control or voting power over the 910,000 shares transferred by PCG Investments, LLC.

(6)

Ms. Herring was appointed to serve on our board of directors on March 6, 2007 and received 2,500 shares as director compensation. Further, Ms. Herring is the President of Accuity Financial Services, a company which provides accounting services to us, and has beneficial ownership of 50,000 shares issued to Accuity Financial Services.

(7)

Mr. Vande Hei is a director nominee and currently a shareholder of Rubicon Financial Incorporated. Mr. Vande Hei purchased 8 units in a private placement, whereby each unit consisted of 12,500 shares of restricted common stock and 12,500 series A warrants to purchase shares of our restricted common stock at $3.00 per share. Additionally, Mr. Vande Hei received 500,000 shares of Rubicon Financial Incorporated common stock as a result of the merger with Rubicon Real Estate & Mortgages, Inc.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Timothy McDermott	10,000,100	64%
Beneficial Owners as a Group	10,000,100	64%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of Rubicon Financial.

(2)	Figures are rounded to the nearest percent.

Certain Relationships and Related Transactions

Following the annual stockholders’ meeting in 2006, Rubicon Financial elected Mr. Joseph Mangiapane, Jr. to serve on its board of directors. Mr. Mangiapane, Jr. is the son of the sole officer of its wholly-owned subsidiary, Dial-A-Cup. Subsequent to the stockholders’ meeting, the board of directors appointed Mr. Mangiapane, Jr. to serve as Rubicon Financial’s Chief Executive Officer. No formal employment agreement was entered into with Mr. Mangiapane, Jr. until after the 2006 year-end.

Rubicon Financial did not pay any compensation to the officers of the Company through the fiscal year end of December 31, 2006. Rubicon Financial estimated that the fair value of its President and the President of Dial-A-Cup services to be approximately $100,000 per officer, per year. For the year ended December 31, 2006, Rubicon Financial reflected a total of $200,000 in donated capital for the services of the President of Rubicon and President of its wholly-owned subsidiary Dial-A-Cup.

Due to Rubicon Financial’s limited operations, it did not require office space and for the most part of 2006 and operated out of the residences of two officers, Mr. Davis and Mr. Mangiapane, Sr. Rubicon Financial estimated that the fair value of rents contributed by these officers using an estimated market price of rent for office space in the surrounding areas. For the year ended December 31, 2006, Rubicon Financial recorded $17,000 in rent expense. However, subsequent to year-end we entered into a sub-lease agreement with our Chief Executive Officer, Joseph Mangiapane, Jr. in anticipation of Rubicon Financial’s expansion in the financial services industry. Rubicon Financial signed a one year and nine month sublease at a rate of $7,551 per month.

Rubicon Financial’s operations during fiscal 2006 were funded by the sole officer of Dial-A-Cup, Joseph Mangiapane, Sr. As of December 31, 2006, total amounts owed this officer totaled $156,014. The proceeds loaned have been used to fund operations and develop a prototype of our beverage dispenser. The note bears interest of 10% per annum and is due on demand. For the year ended December 31, 2006 and 2005, $15,634 and $15,068 of interest expense has been recorded related to the note, respectively.

Related Party Transactions Policy.  Rubicon Financial’s board of directors has adopted a written policy governing the approval of related party transactions. “Related Party Transactions” are transactions in which Rubicon Financial is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. “Related Parties” of Rubicon Financial include directors (including nominees for election as directors), executive officers, 5% stockholders of Rubicon Financial (other than stockholders eligible to report their holdings on Schedule 13G) and the immediate family members of these persons. Under the Related Party Transactions Policy, the Governance, Nominating, and Compensation Committee and outside securities counsel will review potential Related Party Transactions to determine if they are subject to the Policy. If so, the transaction will be referred for approval or ratification to: (i) the chief executive officer (“CEO”) in the case of a transaction involving an executive officer other than the CEO; or (iii) to the Governance, Nominating, and Compensation Committee, in the case of a transaction involving the CEO, a director or a 5% stockholder. In determining whether to approve a Related Party Transaction, the appropriate approving body will consider, among other things, the fairness of the proposed transaction, whether there are business reasons to proceed, and whether the transaction would impair the independence of an outside director or present an improper conflict of interest for a director or executive officer. Transactions that are approved by the CEO will be reported to the Governance, Nominating, and Compensation Committee at its next meeting. The Governance, Nominating, and Compensation Committee has authority to oversee the Policy and to amend it from time to time. You can find the Related Party Transactions Policy on our website. Copies of the Policy are available to any shareholder upon request to the Corporate Secretary.

SEC rules require that Rubicon Financial identify any Related Party Transactions that do not require review, approval or ratification under our policy or any situations where such policies and procedures have not been followed. There were no such transactions or situations since the beginning of the 2007 fiscal year.

PROPOSAL 2. Amending the Certificate of Incorporation to Authorize Preferred Stock:

Creation of Preferred Stock

On June 1, 2007 Rubicon Financial’s Board of Directors approved an amendment to amend and restate the fourth article of its Amended and Restated Certificate of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock and to submit this amendment for shareholder approval. This type of preferred stock allows the Board of Directors to divide the preferred shares into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval. The purpose for establishing the class of preferred shares is to give Rubicon Financial the flexibility to take advantage of various business opportunities, including financings, raising additional capital, stockholders’ rights plans and other corporate purposes.

The preferred stock will enable Rubicon Financial, at the option of the Board of Directors, to issue series of preferred shares in a manner calculated to take advantage of financing techniques that may provide a lower effective cost of capital to Rubicon Financial. The availability of “blank check” preferred shares for issuance in the future will give Rubicon Financial greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders’ meeting.

At this current time, Rubicon Financial does not have any plans, proposals or arrangements to issue any of the newly available shares of “blank check” preferred stock and the authorization of the “blank check” preferred shares is not in response to any takeover attempt or any other expression of interest indicated by a third party.

The Board of Directors will be authorized, without stockholder approval, to issue preferred shares on the terms that the Board of Directors determines in its discretion. For example, the Board of Directors will be able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, that is, whether dividends must first be paid on outstanding preferred shares that are issued before common share dividends are paid, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Rubicon Financial by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of Rubicon Financial management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by Rubicon Financial may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. Like the common shares, the preferred share will have a par value of $0.001 per share.

Approval of the proposed Amendment to authorize “blank check” preferred stock requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2007 Annual Meeting. Unless marked to the contrary, proxies received will be voted for approval of this proposed Amendment. If authorized by the requisite number of shares, the proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as practicable after authorization. The proposed Certificate of Amendment is attached to this proxy statement as Exhibit B.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 3. Ratification of Rubicon Financial Incorporated’s 2007 Stock Option Plan

2007 Stock Option Plan

On February 1, 2007, Rubicon Financial’s Board of Directors established the 2007 Stock Option Plan, (the “2007 Plan”) which expires on January 31, 2017. Rubicon Financial’s Board of Directors determined that it would be in the best interest of the Rubicon Financial to adopt and approve a long term stock incentive plan which will provide employees, officers, directors, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase the earnings and stockholder value of Rubicon Financial. Rubicon Financial expects that equity based incentives will comprise an important part of future compensation packages needed to attract qualified executives, key employees, directors and consultants to Rubicon Financial. Accordingly, the Board of Directors approved the 2007 Plan. Shareholder ratification of the 2007 Stock Option Plan is expected to ensure that Rubicon Financial will have long term equity based incentives and rewards to issue to its future employees as well as to help ensure, to the extent possible, the tax deductibility by Rubicon Financial of awards under the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Code, among other things, provides certain tax advantages to persons granted stock options under a qualifying “incentive stock option plan.” In order to take advantage of the favorable tax attributes associated with such options that may be granted under the 2007 Plan, it is proposed that the shareholders ratify the 2007 Plan.

The 2007 Plan is effective as of February 1, 2007. The material terms of the 2007 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2007 Plan, the full text which is set forth in Exhibit C to this proxy statement. As of the date of this proxy statement, Rubicon Financial has issued 500,000 options pursuant to Mr. Mangiapane’s employment agreement under the 2007 Plan.

Purpose

The purpose of the 2007 Plan is to enhance the long-term shareholder value of Rubicon Financial by offering opportunities to Rubicon Financial’s directors, employees, officers, consultants and independent contractors (collectively the “Participants”) of Rubicon Financial and its subsidiaries to acquire and maintain stock ownership in Rubicon Financial. The plan seeks to accomplish this purpose by enabling specified persons to purchase shares of common stock of the Rubicon Financial, thereby increasing their proprietary interest in Rubicon Financial’s success and encouraging them to remain in the employ or service of Rubicon Financial.

Administration and Eligibility

The 2007 Plan is required to be administered by a “Committee”, which will consist of the entire Rubicon Financial’s Board of Directors or the Governance, Compensation and Nominating Committee. The Committee has the exclusive authority, in its discretion, to (i) construe and interpret the 2007 Plan, decide all questions and settle all controversies and disputes which may arise in connection with the 2007 Plan and to define terms therein, (ii) prescribe, amend and rescind rules and regulations relating to administration of the 2007 Plan, (iii) determine the purchase price of the shares covered by each option and the method of payment of such price, individuals to whom, and the time or times at which, options shall be granted and exercisable and the number of shares covered by each option, (iv) determine the terms and provisions of the respective option agreements (which need not be identical), (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 2007 Plan, and (vi) make all other determination necessary or advisable to the administration of the 2007 Plan.

The Committee’s determination on matters referred to above will be conclusive and binding on all parties involved or affected.

In general, only officers, employees, and directors who are also employees of Rubicon Financial or any subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees, and directors (whether or not they are also employees) of Rubicon Financial or any subsidiary, as well as consultants, independent contractors or other service providers shall be eligible to receive grants or Nonqualified Options. The Committee from time to time will determine and designate to who options may be granted. All such designations will be made at the discretion of the Committee.

Stock Subject to the 2007 Plan

Options that are eligible for grant under the 2007 Plan to Participants include incentive stock options, whereby the granting of such options to Participants will be with the intention that the options qualify as “incentive stock options” as defined by Section 422 of the Code or as non-qualified options, whereby such options granted to Participants would not otherwise qualify under Section 422 of the Code. The 2007 Plan provides that a maximum of Two Million Five Hundred Thousand (2,500,000) share of common stock are available for grant as awards under the 2007 Plan.

Terms of Stock Option Awards

The Committee has the authority in its sole discretion to grant stock option awards as incentive stock options or non-qualified stock options, as appropriate. The following are a summary of terms that will apply to any stock option awards granted under the 2007 Plan, unless otherwise amended or decided upon by the Committee:

(a)

Exercise price per share for each share a Participant is entitled to purchase under a nonqualified option will be determined by the Committee. The exercise price per share for each share a Participant is entitled to purchase under an incentive stock option shall be determined by the Committee but will not be less than Fair Market Value Per Share on the grant date. However, Incentive Stock Options issues to 10% or more holders hall be issued at no less than 110% of Fair Market Value.

(b)

The consideration to be paid for the shares to be issued upon the exercise of an option shall be determined by the Committee and may consist of cash, shares of Rubicon Financial’s common stock, such other cashless basis, or such other consideration and method permitted under the applicable state and federal laws.

(c)

Each option granted shall be exercisable at such times and under conditions determined by the Committee. However, in no event, shall an option be exercisable after 10 years from the grant date or 5 years from the grant date if the Participant owns more than 10% of the total combined voting power of all classes of stock of Rubicon Financial or its subsidiaries on the grant date.

(d)

If a Participant ceases to be employed by Rubicon Financial for any reason other than disability or cause, Participant’s options will expire no later than 6 months thereafter. During those six months, Participant may exercise any option granted to him but only those that were exercisable on the date of termination.

(e)

If a Participant ceases to be employed by Rubicon Financial due to a disability, as defined by the Section 22(e)(3) of the Code, the Participant’s options will expire no later than 1 year thereafter. During that year, Participant may exercise any option granted but only those that were exercisable on the date termination due to the disability.

(f)

If a Participant is terminated from Rubicon Financial for cause (as defined in the 2007 Plan), the Participant’s options shall expire immediately, unless the Committee in its sole discretion within 30 days of such termination waive the expiration through written notice to the Participant.

To the extent that the right to purchase shares under a stock option award has vested, in order to exercise the stock option the Participant must execute and deliver to Rubicon Financial a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Committee. In addition, the full exercise price of the option must be delivered to Rubicon Financial and must be paid in a form acceptable to the Committee.

The exact terms of the option granted will be contained in an option agreement between Rubicon Financial and the person to whom such option was granted. Option will become exercisable by the participants in such amounts and at such times as determined by the Committee in each individual grant. Options are not transferable except by will or by the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant.

Adjustments

In the event in which Rubicon Financial’s outstanding shares are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without consideration being received by Rubicon Financial, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise then the following will occur: (i) appropriate and proportionate adjustments will be made to the number and kind of shares and exercise price for the shares granted under the 2007 Plan, (ii) appropriate and proportionate adjustments will be made to the number and kind of and exercise price for the shares then outstanding under the 2007 Plan, and (iii) appropriate amendments to the Option Agreements will be executed by Rubicon Financial and the Participant if the Committee determines is necessary to reflect the adjustments.

Amendment and Termination of Plan

The Committee may at any time discontinue granting options under the 2007 Plan or otherwise suspend, amend, or terminate the 2007 Plan and may with the consent of the Participant make such modification of the terms and conditions of Participant’s option as permitted under the 2007 Plan. The Committee shall not have authority to make any amendment or modification to the 2007 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the plan, either in the aggregate or by the Participant, (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options, (iii) extend the terms of the 2007 Plan or the maximum option period, (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased Incentive Stock Options that were granted under the 2007 Plan, or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Section 422A of the Code.

An amendment or modification shall be considered adopted as of the date of the Committee’s action effecting such amendment or modification and will be effective immediately, unless otherwise provided, and subject to the approval within 12 months before or after the effective date by the shareholders with respect to Incentive Stock Options and by any appropriate governmental agency.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

The grant of Non-Qualified Stock Options generally will not be a taxable event to a Participant under the United States federal income tax laws so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the 2007 Plan should not have a readily available fair market value because they are not actively traded on an established securities market, are not transferable and will have more than a nominal exercise price. Accordingly, the Participant will not likely be subject to any income tax consequences with respect to the granting of a Non-Qualified Stock Option unless and until the option is exercised.

Upon the exercise of the a Non-Qualified Stock Option, the Participant will generally have to recognize ordinary compensation income equal to the difference between the exercise price and the fair market value of Rubicon Financial’s common stock on the date of exercise. However, if the shares to be received upon exercise of the Non-Qualified Stock Option are subject to restrictions, the Participant may not have to recognize income upon exercise, and may be able to defer recognition until the shares have vested.

Incentive Stock Options

As with Non-Qualified Stock Options, generally there will not be any tax consequences to a Participant upon the grant of an Incentive Stock Option. However, unlike Non-Qualified Stock Options, Participants will generally not be required to recognize income upon the exercise of an Incentive Stock

Option. If the Participant holds the shares received upon exercise of an Incentive Stock Option for a minimum of two years from the grant date and for a minimum of one year after exercise, then any gain recognized by the Participant upon disposition of the shares will generally be treated as a capital gain. If the Participant holds the shares for less than this period, then a portion of the gain, equal to the differences between the fair market value of the shares on the date the option was exercised and the exercise price of the shares, will be treated as ordinary income. The remaining portion of the gain will be treated as a capital gain. Any loss recognized upon disposition will generally be characterized as a capital loss.

Effective Date of Plan

The effective date is February 1, 2007. If Rubicon Financial’s shareholders do not ratify the 2007 Plan within 12 months after it was adopted by the Board of Directors, any incentive stock options granted under the 2007 Plan will be treated as Non-Qualified Stock Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 4. Ratification of Rubicon Financial Incorporated’s 2007 Stock Acquisition Plan

2007 Acquisition Stock Plan

On April 16, 2007, Rubicon Financial’s Board of Directors established the 2007 Stock Acquisition Plan, (the “Acquisition Plan”) which expires on April 15, 2017. Rubicon Financial’s Board of Directors determined that it would be in the best interest of the Rubicon Financial to adopt and approve a plan that provides incentives in conjunction with the acquisitions of additional businesses and lines of businesses.

The Acquisition Plan is effective as of April 16, 2007. The material terms of the Acquisition Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Acquisition Plan, the full text which is set forth in Exhibit D to this proxy statement. As of the date of this proxy statement, Rubicon Financial has issued options to purchase 500,000 shares under the Acquisition Plan. The shares were issued in connection with the acquisition of: (1) Rubicon Financial Insurance Services, Inc. and incorporated in to the employment agreement signed with Rubicon Financial Insurance Services, Inc.’s President, Todd Torneo and (ii) Rubicon Real Estate & Mortgage, Inc. and incorporated into the employment agreement signed with Rubicon Real Estate & Mortgage, Inc.’s President, Joel Newman.

Purpose

The purpose of the Acquisition Plan is to provide officers and other employees of an acquired business with opportunities to purchase Rubicon Financial stock pursuant to options as well as to provide directors, officers, employees, and consultants of an acquired business opportunities to make direct purchases of restricted common stock of Rubicon Financial. It is intended that some of options granted under this plan will qualify as Incentive Stock Options under Section 422 of the Code and other options will be considered Non-Qualified Options.

Administration and Eligibility

The Acquisition Plan is required to be administered by Rubicon Financial’s Board of Directors through its Governance, Nominating, and Compensation Committee (the “Committee”). Each grant of options or restricted stock will be subject to ratification by the Board of Directors if so required by applicable state law. The Committee has the authority to: (i) determine the employees of an acquired business to whom Incentive Stock Options may be granted and to determine to whom Non-Qualified Stock Options and restricted stock may be granted; (ii) determine the time at which options or restricted stock may be granted; (iii) determine the price for Incentive Stock Options but they shall not be less than the minimum prescribed with the Acquisition Plan; (iv) determine whether each option will be an Incentive Stock Option or a Non-Qualified Option; (v) determine the time when each option becomes exercisable and the duration of the exercise price; (vi) determine what restrictions are to be imposed on shares subject to the option or the restricted stock; and (vii) interpret the Acquisition Plan and prescribe and rescind its rules and regulations.

The Committee’s interpretation and determination on matters referred to above will be conclusive and binding on all parties involved or affected unless otherwise determined by the Board of Directors.

If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it considers necessary under Section 422 of the Code to ensure such option is not treated as an Incentive Stock Option. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members, remove members, appoint new members in substitution, fill vacancies, or remove all members and thereafter directly administer the Acquisition Plan.

Stock Subject to the Acquisition Plan

The shares subject to options and restricted stock will be authorized but unissued shares of Rubicon Financial’s common stock or shares of common stock re-acquired by Rubicon Financial in any manner. The Acquisition Plan provides that a maximum of Five Million (5,000,000) shares of common stock will be available for grant or issuance. If an option granted under the Acquisition Plan expires or terminates for any reason without having been exercised or if any restricted stock is reacquired by Rubicon Financial by a repurchase option, then the shares subject to such expired or terminated option and reacquired shares will be again available under the Acquisition Plan.

Terms of Awards Issued Under the Acquisition Plan

Individual Participant Limitation

The number of shares of common stock for which an option may be granted in any single fiscal year will not exceed 750,000 shares. In the event an option is cancelled, the cancelled option will continue to be counted against the individual limit.

Incentive Stock Options

If an Incentive Stock Option is granted by the Committee, the price per share relating to such option will not be less than the fair market value of the common stock on the grant date. If the Incentive Stock Option is granted to an employee owning more than 10% of the total combined voting power of all classes of Rubicon Financial’s stock, the price per share will not be less than 110% of the fair market value of common stock on the grant date. Furthermore, the aggregate fair market value of common stock of an Incentive Stock Option granted to an employee must not exceed $100,000 during a calendar year.

Restricted Stock

Each grant of restricted stock under the Acquisition Plan will be executed by a “Restricted Stock Agreement” in such form as the Committee decides. The Committee will determine the number of shares to be issued to an eligible person and whether it will be issued in exchange for cash, other consideration, or both. Shares issued pursuant to the Restricted Stock Agreement must be held by the person granted to for a period of time determined by the Committee. Rubicon Financial will have the option to repurchase the common stock at a price determined in the agreement if (i) the individual’s employment terminated before the end of the restricted period, (ii) if the individual has not paid to Rubicon Financial the amount required by federal, state, local or foreign income, or other taxes which Rubicon Financial determines is required, or (iii) any other circumstances determined by the Committee.

Termination of Employment

If an employee has been granted an Incentive Stock Option pursuant to the Acquisition Plan and that person ceases to be employed, for reasons other than death or disability, by the acquired company, Rubicon Financial, or any Rubicon Financial subsidiary, or if the acquired company is later sold off, spun off, or otherwise the majority is not owned by Rubicon Financial then no further installments of Incentive Stock Options will be exercisable and the Incentive Stock Options will be terminate after 60 days or no later than its specified expiration. Leave of absence with written approval by the Committee will not be considered an interruption of employment under the Acquisition Plan provided the written approval contractually obligates the acquired company, Rubicon Financial or any Rubicon Financial subsidiary to continue the employee’s employment after the leave of absence. The leave of absence can not exceed 90 days or any period guaranteed by an applicable statute.

If an employee ceases to be employed by an acquired company, Rubicon Financial, or any Rubicon Financial subsidiary as a result of death, any option may be exercised that were exercisable as of the date of his death by his estate, personal representative or beneficiary that has acquired the option. The options must be exercised by the specified expiration date or 180 days from the date of death, whichever occurs first.

If an employee ceases to be employed by an acquired company, Rubicon Financial, or any Rubicon Financial subsidiary as a result of a disability, any options granted may be exercised that were exercisable as of the date of his termination. The options must be exercised by the specified expiration date o 180 days from the date of termination, whichever occurs first.

In the case of a partnership, corporation, or other entity holding a Non-Qualified Stock Option is dissolved, liquidated, becomes insolvent, or enters into a merger or acquisition and the entity holding the option is not the surviving entity then any options held will terminate immediately.

Means to Exercise Options

To the extent that the right to purchase shares under a stock option award has vested, in order to exercise the stock option the holder of the option must execute and deliver to Rubicon Financial a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Committee. In addition, the full exercise price of the option must be delivered to Rubicon Financial and must be paid in a form acceptable to the Committee.

The exact terms of the option granted will be contained in an option agreement between Rubicon Financial and the person to whom such option was granted. Option will become exercisable by the participants in such amounts and at such times as determined by the Committee in each individual grant.

Adjustments

In any of the following event occur described below, the option granted to a person will be adjusted as follows:

(a)

If shares of common stock are sub-divided or combined into a greater or smaller number of shares upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization, or the like, a person holding options pursuant to the Acquisition Plan will be entitled to purchase such shares of common stock otherwise granted by the option and appropriate adjustments will be made in the purchase price to reflect the subdivision, combination, or exchange

(b)

If Rubicon Financial issues shares as a stock dividend, a person having options under the Acquisition Plan will at the time of exercising of her option be able to receive at no additional cost such number of shares one would have received if she had been the holder of the shares purchased pursuant to the option and cash will be given in lieu of fractional shares that one would have received.

(c)	No adjustments will be made for dividends paid in cash or in property other than securities of Rubicon Financial
(d)	All adjustments will be made at the decision of the Committee after consulting with Rubicon Financial’s counsel.

Amendment and Termination of Plan

The Board of Directors may terminate or amend the Acquisition Plan at any time except if the amendment increases the total number of shares that may be issued under the plan, changes the class of person eligible to participate, or materially increases the benefits to participants under the Acquisition Plan. Any of these mentioned amendments will be subject to shareholder approval within 12 months before or after the Board of Directors adopts a resolution authorizing the amendments.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

The grant of Non-Qualified Stock Options generally will not be a taxable event to a participant under the United States federal income tax laws so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Acquisition Plan should not have a readily available fair market value because they are not actively traded on an established securities market, are not transferable and will have more than a nominal exercise price. Accordingly, the participant will not likely be subject to any income tax consequences with respect to the granting of a Non-Qualified Stock Option unless and until the option is exercised.

Upon the exercise of the a Non-Qualified Stock Option, the participant will generally have to recognize ordinary compensation income equal to the difference between the exercise price and the fair market value of Rubicon Financial’s common stock on the date of exercise. However, if the shares to be received upon exercise of the Non-Qualified Stock Option are subject to restrictions, the participant may not have to recognize income upon exercise, and may be able to defer recognition until the shares have vested.

Incentive Stock Options

As with Non-Qualified Stock Options, generally there will not be any tax consequences to a participant upon the grant of an Incentive Stock Option. However, unlike Non-Qualified Stock Options, participants will generally not be required to recognize income upon the exercise of an Incentive Stock Option. If the participant holds the shares received upon exercise of an Incentive Stock Option for a minimum of two years from the grant date and for a minimum of one year after exercise, then any gain recognized by the participant upon disposition of the shares will generally be treated as a capital gain. If the participant holds the shares for less than this period, then a portion of the gain, equal to the differences between the fair market value of the shares on the date the option was exercised and the exercise price of the shares, will be treated as ordinary income. The remaining portion of the gain will be treated as a capital gain. Any loss recognized upon disposition will generally be characterized as a capital loss.

Effective Date of Plan

The effective date is April 16, 2007. If Rubicon Financial’s shareholders do not ratify the Acquisition Plan within 12 months after it was adopted by the Board of Directors, any incentive stock options granted under the Acquisition Plan will be treated as Non-Qualified Stock Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 5. Affirm the appointment of Weaver & Martin, LLC as auditors for the next year:

Rubicon Financial’s board of directors has selected Weaver & Martin, LLC as its independent auditor for the current fiscal year, and the board is asking shareholders to ratify that selection. Although current law, rules, and regulations require Rubicon Financial’s independent auditor to be engaged, retained, and supervised by the board of directors in the absence of an audit committee, Rubicon Financial’s board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Weaver & Martin for ratification by shareholders as a matter of good corporate practice.

On October 31, 2006, Rubicon Financial dismissed Malone & Bailey, PC as the independent auditor and appointed De Joya Griffith & Company, LLC, as its independent accountants for the interim period ended September 30, 2006 and the year ended December 31, 2006. This change in accountants was recommended and approved by the executive management and the board of directors. Rubicon Financial engaged De Joya Griffith & Company, LLC on October 31, 2006. During the most recent two fiscal years and the portion of time preceding the decision to engage De Joya Griffith & Company, LLC, Rubicon Financial did not nor did anyone engaged on its behalf consult with De Joya Griffith & Company, LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

The audit reports issued by Malone & Bailey, PC with respect to Rubicon Financial’s financial statements for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principals, except that Malone & Bailey PC’s report contained an explanatory paragraph regarding substantial doubt about Rubicon Financial’s ability to continue as a going concern. From August 8, 2005 through the date of Malone & Bailey PC’s dismissal, there were no disagreements between Rubicon Financial and Malone & Bailey PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, PC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

On January 15, 2007, Rubicon Financial dismissed De Joya Griffith & Company, LLC as its independent auditor and appointed Weaver & Martin, LLC, as its independent accountants for the year ended December 31, 2006. This is a change in accountants recommended and approved by Rubicon Financial’s executive management and board of directors. Weaver & Martin, LLC were engaged by

Rubicon Financial on January 15, 2007. During the most recent two fiscal years and the portion of time preceding the decision to engage Weaver & Martin, LLC, Rubicon Financial did not nor did anyone engaged on its behalf consult with Weaver & Martin, LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

No audit reports were issued by De Joya Griffith & Company, LLC with respect to Rubicon Financial’s financial statements for any fiscal years. From October 31, 2006, through the date of De Joya Griffith & Company, LLC’s dismissal, there were no disagreements between Rubicon Financial and De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith & Company, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Weaver & Martin as its independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANTS

Weaver & Martin, LLC served as Rubicon Financial’s principal independent public accountants for fiscal 2006 year audit and Malone & Bailey, PC served as Rubicon Financial’s principal independent public accountants for the two quarterly reviews of 2006 and fiscal year 2005. De Joya Griffith served as Rubicon Financial’s principal independent public accountants for one quarterly review of 2006. Representatives from Weaver & Martin will not be present at the meeting of shareholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to Rubicon Financial for the year ended December 31, 2006 and 2005 by Weaver & Martin, LLC, De Joya Griffith & Company, LLC, and Malone & Bailey, PC were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by Weaver & Martin, LLC for the audit of the 2006 annual financial statements included in Rubicon Financial’s Form 10-KSB was $10,000.

The aggregate fees billed for professional services rendered by De Joya Griffith & Company, LLC for review of our September 30, 2006 quarterly financial statements included in Rubicon Financial’s Form 10-QSB were $3,000.

The aggregate fees for professional services rendered by Malone & Bailey, PC for the audit of the 2005 annual financial statements and review of the financial statements included in Rubicon Financial’s Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2005 and for review and consent related to this report were $10,750.

The aggregate fees billed for professional services rendered by McKennon, Wilson & Morgan, LLP, for the review of the financial statements included in Rubicon Financial’s Form 10-QSB, prior to changing of accountants, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2005 was $1,800.

Audit-Related Fees

NONE

Tax Fees

NONE

All Other Fees

NONE

Audit Committee Policies and Procedures

As of December 31, 2006, Rubicon Financial did not have an audit committee.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

Not applicable.

Board of Directors acting as Audit Committee

As of December 31, 2006, Rubicon Financial did not have an Audit Committee, therefore, its entire Board of Directors served as the Audit Committee. Its board of directors approved in advance the audit of Rubicon Financial’s financial statements and approved Weaver & Martin, LLC as its independent auditors for the year ended December 31, 2006. The requirement that the Audit Committee pre-approve certain engagements by its independent auditors became effective May 6, 2003, or thereafter as set forth in the new SEC rules, and Rubicon Financial has not engaged its independent auditors for any work other than the audit of its financial statements since such requirement became effective.

On February 15, 2007, Rubicon Financial’s board of directors enacted an Audit Committee Charter and established an Audit Committee, which is comprised of two directors; Terence Davis and Suzanne Herring (appointed on March 6, 2007). Ms. Herring also serves as the Audit Committee Financial Expert. The purpose of the Audit Committee is to assist the Board in oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors audit function. Additionally, the Audit Committee will prepare the report, which will be included in Rubicon Financial’s 2007 annual report and/or 2008 annual proxy statement required by the rules and regulations of the SEC.

Other Matters:

As of the date of this statement Rubicon Financial’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which Rubicon Financial did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this Proxy Statement to Shareholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by Rubicon Financial.

Revocation and Use of Proxies

The enclosed proxy is solicited on behalf of Rubicon Financial’s Board of Directors. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Rubicon Financial before the vote at the Annual meeting; (ii) executing a proxy with a later date and delivering it to Rubicon Financial before the vote at the Annual meeting; or (iii) attending the Annual meeting and voting in person. Any written notice of revocation should be delivered to the attention of Securities Law Institute, 770 E. Warm Springs Road, Suite 250, Las Vegas, Nevada 89119. Attendance at the Annual meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

Subject to proper revocation, all shares of Rubicon Financial’s common stock represented at the Annual meeting by properly executed proxies received by Rubicon Financial will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted “FOR” approval of the Proposals.

Annual Report

The annual report on Form 10-KSB for 2006 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material. A copy of the 2006 Form 10-KSB report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to Michael Sederoff, Secretary, Rubicon Financial, 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of Rubicon Financial on June 12, 2007. Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specified fees. The 2006 Form 10-KSB is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

  Proposals of Shareholders

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting must be received by Rubicon Financial by March 1, 2008. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Shareholders who intend to present a proposal at the 2008 Annual Meeting without including such proposal in Rubicon Financial’s proxy statement must provide Rubicon Financial notice of such proposal no later than March 1, 2008. Rubicon Financial reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Where You Can Find More Information

Rubicon Financial files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Rubicon Financial’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Shareholders may obtain documents by requesting them in writing or by telephone from Rubicon Financial at the following address: 19200 Von Karman Avenue, Suite 350, Irvine, California 92612.

You should rely only on the information contained in this proxy statement. Rubicon Financial has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 3, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

By order of the Board of Directors

/s/ Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr.

Chairman

Irvine, California

July 3, 2007

RUBICON FINANCIAL INCORPORATED

PROXY

Annual Meeting of Shareholders

July 30, 2007

The undersigned appoints the Board of Directors of Rubicon Financial Incorporated with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of Shareholders of Rubicon Financial to be held July 30, 2007, beginning at 10:00 a.m., local time, at the offices of Rubicon Financial Incorporated, 19200 Von Karman Avenue, Suite 350, Irvine, California, 92612 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all maters set forth in the Proxy Statement to Shareholders dated July 3, 2007, a copy of which has been received by the undersigned as follows:

1.	Vote	☐	Withhold Vote	☐

for the election of the following nominees as directors of the Company, to serve until the next annual meeting and until their successors are elected and qualify:

Joseph Mangiapane, Jr.

Terence Davis

Brad Bunch

James Udel

Craig Triance

Suzanne Herring

Todd Vande Hei

Please indicate the names of those for whom you are withholding your vote:

2.	Vote	☐	Withhold Vote	☐

for approving the amendment to Rubicon Financial Incorporated’s Certificate of Incorporation to authorize shares of preferred stock.

3.	Vote	☐	Withhold Vote	☐

to ratify Rubicon Financial Incorporated’s 2007 Stock Option Plan.

4.	Vote	☐	Withhold Vote	☐

to ratify Rubicon Financial Incorporated’s 2007 Stock Acquisition Plan.

5.	Vote	☐	Withhold Vote	☐

for the affirmation of Weaver & Martin, LLC as auditors for the next year.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THE PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ______________________, 2007	Number of Shares_____________________

Please sign exactly as

your name appears on

your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:

persons, all of them must

sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO JULY 30, 2007

Mail To:
Rubicon Financial Incorporated
C/O Securities Law Institute
770 E. Warm Springs Road
Suite 250
Las Vegas, NV 89119

RUBICON FINANCIAL INCORPORATED

CODE OF BUSINESS CONDUCT AND ETHICS

EXHIBIT A

1. Scope. This Code of Business Conduct and Ethics applies to all Rubicon Financial Incorporated directors, officers and employees, as well as to directors, officers and employees of each subsidiary of Rubicon Financial Incorporated. Such directors, officers and employees are referred to herein collectively as the “Covered Parties.” Rubicon Financial Incorporated and its subsidiaries are referred to herein collectively as “Rubicon.”

2.

Purpose. Rubicon is proud of the values with which it conducts business. It has and will continue to uphold high levels of business ethics and personal integrity in all types of transactions and interactions. To this end, this Code of Business Conduct and Ethics serves to (1) emphasize Rubicon’s commitment to ethics and compliance with the law; (2) set forth basic standards of ethical and legal behavior; (3) provide reporting mechanisms for known or suspected ethical or legal violations; and (4) help prevent and detect wrongdoing.

Given the variety and complexity of ethical questions that may arise in Rubicon’s course of business, this Code of Business Conduct and Ethics serves only as a rough guide. Confronted with ethically ambiguous situations, the Covered Parties should remember Rubicon’s commitment to high ethical standards and seek advice from supervisors, managers or other appropriate personnel to ensure that all actions they take on behalf of Rubicon honor this commitment.

3.	Ethical Standards.

A.

Conflicts of Interest. A conflict of interest exists when a person’s private interest interferes in any way with the interests of Rubicon. A conflict can arise when a Covered Party takes actions or has interests that may make it difficult to perform his or her work for Rubicon objectively and effectively. Conflicts of interest may also arise when a Covered Party, or members of his or her family receive improper personal benefits as a result of his or her position at Rubicon. Loans to, or guarantees of obligations of, Covered Parties and their family members may create conflicts of interest. It is almost always a conflict of interest for a Covered Party to work simultaneously for a competitor, customer or supplier.

Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with your supervisor or manager or, if circumstances warrant, the chief financial officer or chief executive officer of Rubicon. Any Covered Party who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 5 of this Code.

All directors and executive officers of Rubicon and the chief executive officers and chief financial officers of Rubicon’s subsidiaries shall disclose any material transaction or relationship that reasonably could be expected to give rise to such a conflict to the Chairman of Rubicon’s Audit Committee. No action may be taken with respect to such transaction or party unless and until such action, has been approved by the Audit Committee

B.

Corporate Opportunities. Covered Parties are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors of Rubicon. No Covered Party may use corporate property, information or position for improper personal gain, and no employee may compete with Rubicon directly or indirectly. Covered Parties owe a duty to Rubicon to advance its legitimate interests whenever possible.

C.

Fair Dealing. Covered Parties shall behave honestly and ethically at all times and with all people. They shall act in good faith, with due care, and shall engage only in fair and open competition, by treating ethically competitors, suppliers, customers, and colleagues. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. No Covered Party should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered or accepted by a Covered Party or any family member of a Covered Party unless it (1) is consistent with customary business practices, (2) is not excessive in value, (3) cannot be construed as a bribe or payoff and (4) does not violate any laws or regulations. The offer or acceptance of cash gifts by any Covered Party is prohibited. Covered Parties should discuss with their supervisors, managers or other appropriate personnel any gifts or proposed gifts, which they think may be inappropriate.

D.

Insider Trading. Covered Parties who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of Rubicon’s business. All non-public information about Rubicon should be considered confidential information. It is always illegal to trade in Rubicon Financial Incorporated securities while in possession of material, non-public information, and it is also illegal to communicate or “tip” such information to others.

E.

Confidentiality. Covered Parties must maintain the confidentiality of confidential information entrusted to them, except when disclosure is authorized by an appropriate executive officer of Rubicon or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors or harmful to Rubicon or its customers if disclosed. It also includes information that suppliers and customers have entrusted to Rubicon. The obligation to preserve confidential information continues even after employment ends.

F.

Protection and Proper Use of Company Assets. All Covered Parties should endeavor to protect Rubicon’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on Rubicon’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Rubicon’s equipment should not be used for non-Company business, though incidental personal use is permitted.

The obligation of Covered Parties to protect Rubicon’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or criminal penalties.

G.

Compliance with Laws, Rules and Regulations. Obeying the law, both in letter and in spirit, is the foundation on which Rubicon’s ethical standards are built. In conducting the business of Rubicon, the Covered Parties shall comply with applicable governmental laws, rules and regulations at all levels of government in the United States and in any non-U.S, jurisdiction in which Rubicon does business. Although not all Covered Parties are expected to know the details of these laws, it is important to know enough about the applicable local, state and national laws to determine when to seek advice from supervisors, managers or other appropriate personnel.

H.

Timely and Truthful Public Disclosure. In reports and documents filed with or submitted to the Securities and Exchange Commission and other regulators by Rubicon, and in other public communications made by Rubicon, the Covered Parties involved in the preparation of such reports and documents (including those who are involved in the preparation of financial or other reports and the information included in such reports and documents) shall make disclosures that are full, fair, accurate, timely and understandable. Where applicable, these Covered Parties shall provide thorough and accurate financial and accounting data for inclusion in such disclosures. They shall not knowingly conceal or falsify information, misrepresent material facts or omit material facts necessary to avoid misleading Rubicon’s independent public auditors or investors.

I.

Significant Accounting Deficiencies. The CEO and chief financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect Rubicon’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Rubicon’s financial reporting, disclosures or internal control over financial reporting.

4.

Waivers. Any waiver of this Code for executive officers or directors may be made only by Rubicon’s Board of Directors or its Audit Committee and will be promptly disclosed as required by law or stock exchange regulation.

5.	Violations of Ethical Standards.

A.

Reporting Known or Suspected Violations. Rubicon’s directors, CEO and chief financial officer shall promptly report any known or suspected violations of this Code to the Chairman of Rubicon’s Audit Committee. All other Covered Parties should talk to supervisors, managers or other appropriate personnel about known or suspected illegal or unethical behavior. These Covered Parties may also report questionable behavior in the same manner as they may report complaints regarding accounting, internal accounting controls or auditing matters by notifying (anonymously, if desired) Rubicon’s board of directors. No retaliatory action of any kind will be permitted against anyone making such a report in good faith, and Rubicon’s Audit Committee will strictly enforce this prohibition.

B.

Accountability for Violations. If Rubicon’s Audit Committee or its designee determines that this Code has been violated, either directly, by failure to report a violation, or by withholding information related to a violation, the offending Covered Party may be disciplined for non-compliance with penalties up to and including removal from office or dismissal. Such penalties may include written notices to the individual involved that a violation has been determined, censure by the Audit Committee, demotion or re-assignment of the individual involved and suspension with or without pay or benefits. Violations of this Code may also constitute violations of law and may result in criminal penalties and civil liabilities for the offending Covered Party and Rubicon. All Covered Parties are expected to cooperate in internal investigations of misconduct.

6.

Compliance Procedures. We must all work together to ensure prompt and consistent action against violations of this Code. In some situations, however, it is difficult to know if a violation has occurred. Because we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

Make sure you have all the facts. In order to reach the right solutions, we must be as informed as possible.

Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? Use your judgment and common sense. If something seems unethical or improper, it probably is.

Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the questions, and he or she will appreciate being consulted as part of the decision-making process.

You may report ethical violations in confidence without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected to the maximum extent consistent with Rubicon’s legal obligations. Rubicon in all circumstances prohibits retaliation of any kind against those who report ethical violations in good faith.

Ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

As approved by the Board of Directors

of Rubicon Financial Incorporated

on March 12, 2007.

By:

/s/ Michael Sederoff________________

Michael Sederoff, Secretary

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATION OF INCORPORATION

OF RUBICON FINANCIAL INCORPORATED

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Rubicon Financial Incorporated (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.

That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted recommending an amendment to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the shareholders of the Company.

2.

That the shareholders of the Company duly approved said proposed amendment at the Company’s 2007 annual meeting of shareholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware

3.

That the following amendment to the Amended and Restated Certificate of Incorporation of the Company has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED:  That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company, be and hereby is deleted in its entirety and replaced with the following:

FOURTH: The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) Common shares, and Ten Million (10,000,000) Preferred shares, each of which are to be $0.001 par value.

In WITNESS WHEREOF, the undersigned hereby declares and certifies that this is the act and deed of the Company and that the facts stated herein are true, this __ day of July, 2007

Rubicon Financial Incorporated

By:_________________________
Terence Davis President

B-1

EXHIBIT C

2007 STOCK OPTION PLAN

1.  PURPOSE. The purpose of the 2007 Stock Option Plan (the “Plan”) is to strengthen Rubicon Financial Incorporated, a Delaware corporation (“Corporation”), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings and stockholder value of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the common stock of the Corporation, $0.001 par value, thereby increasing their proprietary interest in the Corporation’s success and encouraging them to remain in the employ or service of the Corporation.

2.  CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

2.1	“Board of Directors”: The Board of Directors of the Corporation.

2.2       “Committee”: The Committee which shall administer the Plan shall consist of the entire Board of Directors or a compensation committee of the Board of Directors, when and if established.

2.3       “Fair Market Value Per Share”: The fair market value per share of the Shares as determined by the Committee in good faith from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, National Stock Exchange or other quotation system, on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred. If the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

2.4	“Option”: A stock option granted under the Plan.

2.5       “Incentive Stock Option”: An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422A, and designated as an Incentive Stock Option.

2.6	“Nonqualified Option”: An Option not qualifying as an Incentive Stock Option.

2.7	“Optionee”: The holder of an Option.

2.8       “Option Agreement”: The document setting forth the terms and conditions of each Option.

2.9	“Shares”: The shares of common stock $0.001 par value of the Corporation.

2.10	“Code”: The Internal Revenue Code of 1986, as amended.

2.11     “Subsidiary”: Any corporation of which fifty percent (50%) or more of total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

3.  ADMINISTRATION OF PLAN.

3.1       In General. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

3.2       Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422A as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

4.  ELIGIBILITY AND PARTICIPATION.

4.1       In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and (v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after January 1, 2017, but Options granted before such date may be exercisable after such date.

4.2       Certain Limitations. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

5.  AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

5.1       Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

5.2       Adjustments. As used herein, the term “Adjustment Event” means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the shares subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

6.  TERMS AND CONDITIONS OF OPTIONS.

6.1       Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be “incentive stock options” to which Code Sections 421 and 422A apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an “incentive stock option” subject to Sections 421 or 422A of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

6.2	Amount and Payment of Exercise Price.

6.2.1    Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

6.2.2    Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of cash, shares of the common stock of the Corporation, such other “cashless” basis, or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

6.3	Exercise of Options.

6.3.1    Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 425(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

6.3.2    An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares and shall not include any fractional shares.

6.4       Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by such Optionee.

6.5       Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee’s employment or other relationship with the Corporation on such Optionee’s rights to acquire Shares pursuant to the Plan shall be as follows:

6.5.1    Termination for Other than Disability or Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability or cause, such Optionee’s Options shall expire not later than six (6) months thereafter. During such six (6) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such six (6) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

6.5.2    Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee’s Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

6.5.3    Termination for Cause. If an Optionee’s employment by, or relationship with, the Corporation is terminated for cause, such Optionee’s Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee’s last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

6.6       Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

6.7       No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee’s compensation or to terminate the employment of or relationship with any Optionee at any time.

6.8       Time of Granting Options. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

6.9       Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

6.10     Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

6.11     Option Agreement. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement (“Option Agreement”) executed by the Corporation and the Optionee in a form substantially the same as the appropriate form of Option Agreement attached as Exhibit I or II hereto (and made a part hereof by this reference) and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

7.  PLAN AMENDMENT AND TERMINATION.

7.1       Authority of Committee. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee’s Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased for Incentive Stock Options granted under the Plan; or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422A. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422A with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

7.2       Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on January 31, 2017, and no Options shall be granted under the Plan thereafter.

7.3       Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

8.  EFFECTIVE DATE OF PLAN. This Plan shall be effective as of February 1, 2007, the date the Plan was adopted by the Board of Directors. The grant of Incentive Stock Options will be subject to the approval of the Plan by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented and voting at a duly held meeting at which a quorum is present within twelve (12) months thereafter. The Committee shall be authorized and empowered to make grants of Nonqualified Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however Incentive Stock Option grants shall be made subject to the approval of both this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8. No such stockholder approval shall be necessary for the grant of Nonqualified Stock Options.

9.  MISCELLANEOUS PROVISIONS.

9.1       Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

9.2       Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.

9.3       Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

As approved by the Board of Directors of Rubicon Financial Incorporated on February 1, 2007.

By: /s/Michael Sederoff
MICHAEL SEDEROFF, SECRETARY

EXHIBIT D

RUBICON FINANCIAL INCORPORATED

2007 ACQUISITION STOCK PLAN

1.         PURPOSE. This Rubicon Financial Incorporated 2007 Acquisition Stock Plan (the “Plan”) is intended to provide incentives in conjunction with the acquisition of additional businesses and lines of business (collectively referred to as an “Acquired business”) by Rubicon Financial Incorporated, a Delaware corporation (“Rubicon”). Further purposes of the Plan are:

•

To provide officers and other employees of an Acquired Business with opportunities to purchase stock in Rubicon pursuant to options which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), granted hereunder (“ISO” or “ISOs”);

•

To provide directors, officers, employees and consultants of an Acquired Business with opportunities to purchase stock in Rubicon pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); and

•	To provide directors, officers, employees and consultants of an Acquired Business with opportunities to make direct purchases of restricted stock in Rubicon (“Restricted Stock”).

Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”

As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation” as those terms are defined in Section 425 of the Code.

2.	ADMINISTRATION OF THE PLAN.

(a)        The Plan shall be administered by the Board of Directors of Rubicon (the “Board”) through its Governance, Nominating and Compensation Committee (the “Committee”). Subject to ratification of the grant of each Option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to:

(i)

determine the employees of an Acquired Business (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified Options or Restricted Stock may be granted;

(ii)	determine the time or times at which Options or Restricted Stock may be granted;

(iii)	determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 7, and the purchase price of Restricted Stock;
(iv)	determine whether each Option granted shall be an ISO or a Non-Qualified Option;

(v)	determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period;

(vi)	determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and to Restricted Stock, and the nature of such restrictions, if any; and

(vii)	interpret the Plan and prescribe and rescind rules and regulations relating to it.

If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

(b) Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3.         ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any officer or other employee of an Acquired Business. Those directors of an Acquired Business who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of an Acquired Business. The Committee may take into consideration an optionee’s individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

4.         STOCK. The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Common Stock of Rubicon, par value $0.001 per share (the “Common Stock”), or shares of Common Stock re-acquired by Rubicon in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 5,000,000, subject to adjustment as provided in paragraph 14. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by Rubicon by exercise of its repurchase option, the shares subject to such expired or terminated Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

5.         INDIVIDUAL PARTICIPANT LIMITATION. Any other provision of this Plan notwithstanding, the number of shares of Common Stock for which Options may be granted in any single fiscal year of Rubicon to any participant shall not exceed 750,000 shares (the “Individual Limit”). For purposes of the foregoing limitation, if any Option is cancelled, the cancelled Option shall continue to be counted against the Individual Limit; if after grant the exercise price of an Option is modified, the transaction shall be treated as the cancellation of the Option and the grant of a new Option. In any such case, both the Option that is cancelled and the Option deemed to be granted shall be counted against the Individual Limit.

6.         GRANTS UNDER THE PLAN. Options or Restricted Stock may be granted under the Plan at any time on or after April 16, 2007 and prior to April 15, 2017. Any such grants of ISOs shall be subject to the receipt, within 12 months of April 16, 2007, of the approval of the stockholders of Rubicon as provided in paragraph 18. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

7.	MINIMUM OPTION PRICE: ISO LIMITATIONS.

(a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of Rubicon, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value of Common Stock on the date of grant.

(b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of Rubicon) exceed $100,000.

(c) If, at the time an Option is granted under the Plan, Rubicon’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid and ask prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

8.         OPTION DURATION. Subject to earlier termination as provided in paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of Rubicon, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

9.         EXERCISE OF OPTION. Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

(a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

10.       TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by an Acquired Company, Rubicon or any of Rubicon’s subsidiaries, or if an Acquired Company is later sold off, spun off or otherwise is not majority owned by Rubicon or one of its subsidiaries, other than by reason of death or disability as provided in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Acquired Company, Rubicon or any Rubicon subsidiary to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

11.       DEATH; DISABILITY; DISSOLUTION. If an optionee ceases to be employed by an Acquired Company, Rubicon or any of Rubicon’s subsidiaries by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option’s specified expiration date or 180 days from the date of the optionee’s death.

If an optionee ceases to be employed by an Acquired Company, Rubicon or any of Rubicon’s subsidiaries by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option’s specified expiration date or 180 days from the date of the termination of the optionee’s employment. For the purposes of the Plan, the term “disability” shall have the meaning assigned to it in Section 22(e)(3) of the Code or any successor statute.

In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

12.       ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee each Option shall be exercisable only by him.

13.       TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 7 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of Rubicon or an Acquired Company to execute and deliver such instruments. The proper officers of Rubicon or an Acquired Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.      ADJUSTMENTS. Upon the happening of any of the following described events, an optionee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

(a) In the event shares of Common Stock shall be sub-divided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of Rubicon, the shares of Common Stock shall be exchanged for other securities of Rubicon or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of Rubicon or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

(b) In the event Rubicon shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

(c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for Rubicon, determines whether such adjustments with respect to ISOs will constitute a “modification” of such ISOs as that term is defined in Section 424(h) of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of Rubicon.

(d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to Rubicon for their fair market value, and the optionee shall receive from Rubicon cash in lieu of such fractional shares.

(e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14, and subject to paragraph 2, its determination shall be conclusive.

15.       MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to Rubicon at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either:

(i)	in United States dollars in cash or by check, or

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or

(iii)

at the discretion of the Committee, by delivery of the optionee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or

(iv)	at the discretion of the Committee, by any combination of (i), (ii) and (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii) or (iii) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificates is issued.

16.      CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of an Acquired Company, Rubicon or any of Rubicon’s subsidiaries at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

17.       RESTRICTED STOCK. Each Grant of Restricted Stock under the Plan shall be evidenced by an instrument (a “Restricted Stock Agreement”) in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the “Restricted Period”). Rubicon will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement which option will be exercisable:

(i) if the Participant’s continuous employment or performance of services for an Acquired Company, Rubicon or any of Rubicon’s subsidiaries shall terminate prior to the expiration of the Restricted Period,

(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the Participant has not paid to Rubicon an amount equal to any federal, state, local or foreign income or other taxes which Rubicon determines is required to be withheld in respect of such Restricted Stock, or

(iii) under such other circumstances as determined by the Committee in its discretion.

Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with Rubicon, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of Rubicon the certificates for the shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of Rubicon. If the repurchase option described above is not exercised by Rubicon, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph (b) shall terminate and be of no further force and effect.

(c) If a person who has been in continuous employment or performance of services for an Acquired Company, Rubicon or any of Rubicon’s subsidiaries since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of an Acquired Company, Rubicon or any of Rubicon’s subsidiaries (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

18.       TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on April 16, 2007, subject to approval of the Plan by the stockholders of Rubicon. The Plan shall expire on April 15, 2017 (except as to Options and Restricted Stock outstanding on that date). Subject to the provisions of paragraph 6 above, Options and Restricted Stock may be granted under the Plan by the Committee, prior to the date of stockholder approval of the Plan. If the approval of Stockholders is not obtained by April 15, 2008, any grants of ISOs under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that, any amendment that:

(a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14);

(b) changes the class of persons eligible to participate in the Plan, or

(c) materially increases the benefits to participants under the Plan, shall be subject to approval by the stockholders of Rubicon obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Except as provided in the fourth sentence of this paragraph 18, in no event may action of the Board or stockholders alter or impair the rights of an optionee or purchaser of Restricted Stock without his consent, under any Option or Restricted Stock previously granted to him.

19.      APPLICATION OF FUNDS. The proceeds received by Rubicon from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

20.       GOVERNMENTAL REGULATION. Rubicon’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

21.       WITHHOLDING OF ADDITIONAL INCOME TAXES. Rubicon, in accordance with the Code, may, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in paragraph 22) require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person’s gross income.

22.       NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives ISOs shall agree to notify Rubicon in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.       GOVERNING LAWS; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options and Restricted Stock shall be governed by the laws of the State of California. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

24.       SEVERABILITY. Notwithstanding any contrary provision of the Plan if any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

As approved by the Board of Directors of Rubicon Financial Incorporated on April 16, 2007.

By: /s/ Michael Sederoff
Michael Sederoff, Secretary